UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
___________________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 2, 2019
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CARTER VALIDUS MISSION CRITICAL REIT II, INC.
(Exact Name of Registrant as Specified in Its Charter)
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Maryland	000-55435	46-1854011
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
4890 West Kennedy Blvd.
Suite 650
Tampa, Florida 33609
(Address of principal executive offices)
(813) 287-0101
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
___________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☒

Item 7.01    Regulation FD Disclosure.
Press Release
On October 4, 2019, Carter Validus Mission Critical REIT II, Inc. (the "Company") issued a joint press release with Carter Validus Mission Critical REIT, Inc. ("CVREIT") announcing the completion of its merger transaction with CVREIT (the "REIT Merger"). A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein solely for purposes of this Item 7.01 disclosure.
Pursuant to the rules and regulations of the Securities and Exchange Commission, the information in this Item 7.01 disclosure, including Exhibit 99.1 and information set forth therein, is deemed to have been furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934.
Item 8.01    Other Events.
Share Repurchase Program
On October 2, 2019, the board of directors of the Company, or (the "Board") approved the Share Repurchase Program for the combined company following the REIT Merger (the “SRP”). The SRP will apply beginning with repurchases made on the first quarter repurchase date of 2020, which is expected to be January 30, 2020. For purposes of determining whether any former CVREIT stockholder qualifies for participation under the SRP, former CVREIT stockholders will receive full credit for the time they held CVREIT common stock prior to the closing of the REIT Merger.
Subject to the terms and limitations of the SRP, including, but not limited to, quarterly share limitations, an annual 5.0% share limitation, and distribution reinvestment plan ("DRIP") funding limitations, the SRP may be available to any stockholder as a potential means of interim liquidity. The Company will honor valid repurchase requests on a quarterly basis approximately 30 days following the end of the applicable quarter (the "Repurchase Date"). Pursuant to the terms of the SRP, stockholders are required to submit written repurchase requests to the Company by the last day of the applicable quarter, and stockholders may withdraw their repurchase request at any time up to 15 days prior to the Repurchase Date. Repurchase requests made in connection with the death or qualifying disability of a stockholder must be submitted within 18 months of the occurrence of the event. Further, in the event the Company repurchases all of one stockholder’s shares, any shares that the stockholder purchased pursuant to the DRIP will be excluded from the one-year holding requirement, and such stockholder will be deemed to have notified the Company that he, she or it has terminated participation in the DRIP.
The material terms of the SRP are qualified in their entirety by the SRP included as Exhibit 99.2 to this Current Report on Form 8-K, and incorporated herein by reference.
Post-Merger Distributions
Distributions Authorized
On October 2, 2019, the Board approved and authorized a daily distribution to the Company’s Class A, Class T, Class I and Class T2 stockholders of record as of the close of business on each day of the period commencing on the closing date of the REIT Merger and ending on October 31, 2019. The distributions will be calculated based on 365 days in the calendar year and will be equal to $0.001369863 per share of Class A common stock, which is equal to an annualized distribution of $0.50 per share of Class A common stock, $0.001116438 per share of Class T common stock, which is equal to an annualized distribution of $0.41 per share of Class T common stock, $0.001369863 per share of Class I common stock, which is equal to an annualized distribution of $0.50 per share of Class I common stock, and $0.001116438 per share of Class T2 common stock, which is equal to an annualized distribution rate of $0.41 per share of Class T2 common stock. The distributions declared for the record dates in October 2019 will be paid in November 2019. The distributions will be payable to stockholders from legally available funds therefor.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Joint Press Release, dated October 4, 2019
99.2	Share Repurchase Program

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARTER VALIDUS MISSION CRITICAL REIT II, INC.

Dated: October 4, 2019	By:	/s/ Kay C. Neely
	Name:	Kay C. Neely
	Title:	Chief Financial Officer